CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 25, 2022
Executive Vice President
Chief Financial Officer
(563) 589-1994
BMcKeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY AND YEAR TO DATE RESULTS AS OF JUNE 30, 2022

Highlights and Developments

▪	Quarterly loan growth of $551.9 million or 5%, exclusive of Paycheck Protection Program ("PPP") loans
▪	Quarterly net income available to common stockholders of $49.9 million
▪	Efficiency ratio of 57.66%
▪	Diluted earnings per common share of $1.17
▪	Quarterly net charge-offs of $714,000 and 30-89 day loan delinquencies were 0.06% of total loans
▪	Citywide Banks is now operating as a division of HTLF Bank, completing the first stage of charter consolidation

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income available to common stockholders (in millions)	$49.9	$59.6	$90.9	$110.4
Diluted earnings per common share	1.17	1.41	2.14	2.61

Return on average assets	1.06%	1.35%	0.99%	1.27%
Return on average common equity	11.55	12.07	9.82	11.29
Return on average tangible common equity (non-GAAP)(1)	18.35	18.05	15.08	16.99
Net interest margin	3.18	3.37	3.13	3.40
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.22	3.41	3.17	3.45
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	57.66	57.11	61.02	56.86
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF's second quarter results were excellent and exceeded our expectations. Our tremendous loan growth, solid credit metrics and an improved efficiency ratio are attributable to the continued execution of our growth strategies and provide strong momentum going into the third quarter."

Bruce K. Lee, president and chief executive officer, HTLF

Dubuque, Iowa, Monday, July 25, 2022-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021:
•Net income available to common stockholders of $49.9 million compared to $59.6 million, a decrease of $9.7 million or 16%.
•Earnings per diluted common share of $1.17 compared to $1.41, a decrease of $0.24 or 17%.
•Net interest income of $142.5 million compared to $141.2 million, an increase of $1.2 million or 1%.
•Return on average common equity was 11.55% compared to 12.07%, and return on average assets was 1.06% compared to 1.35%.
•Return on average tangible common equity (non-GAAP) was 18.35% compared to 18.05%.

"HTLF's second quarter results were excellent and exceeded our expectations. Our tremendous loan growth, solid credit metrics and an improved efficiency ratio are attributable to the continued execution of our growth strategies and provide strong momentum going into the third quarter," said Bruce K. Lee, president and chief executive officer of HTLF.

HTLF reported the following results for the six months ended June 30, 2022 compared to the six months ended June 30, 2021:
•Net income available to common stockholders of $90.9 million compared to $110.4 million, a decrease of $19.5 million or 18%.
•Earnings per diluted common share of $2.14 compared to $2.61, a decrease of $0.47 or 18%.
•Net interest income of $277.1 million compared to $280.8 million, a decrease of $3.7 million or 1%.
•Return on average common equity was 9.82% compared to 11.29%, and return on average assets was 0.99% compared to 1.27%.
•Return on average tangible common equity (non-GAAP) was 15.08% compared to 16.99%.

Charter Consolidation Update
During the second quarter of 2022, the consolidation of HTLF’s 11 separate bank charters advanced from planning to execution. Citywide Banks is now operating as a division of HTLF Bank, completing the first stage of charter consolidation. Each of the remaining charters will be consolidated into HTLF Bank in the following 10 stages of the project, using a template that retains their current brands, local leadership and local decision making. The final stage is expected to be completed by the end of 2023. Consolidation restructuring costs are projected to be $19-20 million, with approximately $14-15 million of expenses remaining to be incurred through 2023. Charter consolidation is designed to eliminate redundancies and improve HTLF’s operating efficiency and capacity to support ongoing product and service enhancements and current and future growth. The resulting efficiencies and expansion in capacity are projected to generate financial benefits of approximately $20.0 million annually when the project is completed.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.18% (3.22% on a fully tax-equivalent basis, non-GAAP) for the second quarter of 2022 compared to 3.37% (3.41% on a fully tax-equivalent basis, non-GAAP) for the second quarter of 2021.

Total interest income and average earning asset changes for the second quarter of 2022 compared to the second quarter of 2021 were:
•Total interest income was $152.9 million compared to $148.1 million, which was an increase of $4.8 million or 3% and primarily attributable to an increase in average earning assets partially offset by lower yields and a reduction of PPP loan interest income. PPP loan interest income totaled $1.8 million compared to $11.2 million, which was a decrease of $9.4 million or 84%.
•Total interest income on a tax-equivalent basis (non-GAAP) was $154.9 million, which was an increase of $5.0 million or 3% from $149.8 million.
•Average earning assets increased $1.17 billion or 7% to $17.99 billion compared to $16.82 billion.
•The average rate on earning assets decreased 12 basis points to 3.45% compared to 3.57%, which was primarily due to a shift in earning asset mix. Total average securities were 41% of total average earning assets compared to 39%.

Total interest expense and average interest bearing liability changes for the second quarter of 2022 compared to the second quarter of 2021 were:
•Total interest expense was $10.4 million, an increase of $3.6 million or 52% from $6.9 million, based on an increase in the average interest rate paid and an increase in average interest bearing liabilities.
•The average interest rate paid on interest bearing liabilities increased to 0.36% compared to 0.28%.
•Average interest bearing deposits increased $1.68 billion or 18% to $11.08 billion from $9.41 billion.
•The average interest rate paid on interest bearing deposits increased 8 basis points to 0.24% compared to 0.16%.
•Average borrowings increased $25.2 million or 5% to $491.1 million from $465.9 million, and the average interest rate paid on borrowings was 3.18% compared to 2.65%.

Net interest income changes for the second quarter of 2022 compared to the second quarter of 2021 were:
•Net interest income totaled $142.5 million compared to $141.2 million, which was an increase of $1.2 million or 1%. PPP loan interest income totaled $1.8 million compared to $11.2 million, which was a decrease of $9.4 million or 84%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $144.4 million compared to $143.0 million, which was an increase of $1.5 million or 1%.

Noninterest Income and Noninterest Expense

Total noninterest income was $34.5 million during the second quarter of 2022 compared to $33.2 million during the second quarter of 2021, an increase of $1.4 million or 4%. Significant changes within the noninterest income category for the second quarter of 2022 compared to the second quarter of 2021 were:
•Service charges and fees increased $2.9 million or 19% to $18.1 million from $15.1 million. Credit card revenue was $5.8 million compared to $4.3 million, which was an increase of $1.5 million or 35%.
•Net security losses totaled $2.1 million compared to net gains of $2.8 million.
•Net gains on sales of loans held for sale totaled $2.9 million compared to $4.8 million, which was a decrease of $1.9 million or 39% and was primarily attributable to a decrease of loans sold to the secondary market.
•Other noninterest income totaled $7.9 million compared to $2.2 million, which was an increase of $5.7 million. The following items impacted other noninterest income for the second quarter of 2022 compared to the second quarter of 2021:
◦Commercial swap fees and syndication income totaled $4.9 million compared to $193,000.
◦Gains on the sale of VISA B shares totaled $1.9 million compared to $0.
Total noninterest expense was $106.5 million during the second quarter of 2022 compared to $103.4 million during the second quarter of 2021, which was an increase of $3.1 million or 3%. Significant changes within the noninterest expense category for the second quarter of 2022 compared to the second quarter of 2021 were:
•Salaries and employee benefits totaled $64.0 million compared to $57.3 million, which was an increase of $6.7 million or 12%. The increase was primarily attributable to higher salary expenses due to inflationary wage pressures and increased health care expenses due to normalized health care usage.
•Net gains on sales/valuations of assets totaled $3.2 million compared to net losses of $183,000, and the change was primarily attributable to a gain of $3.0 million associated with the sale of two branches in Illinois and a gain of $413,000 associated with the sale of an insurance subsidiary.
•Acquisition, integration and restructuring costs totaled $2.4 million compared to $210,000, an increase of $2.2 million due to the progression of the charter consolidation project.

The effective tax rate was 22.89% for the second quarter of 2022 compared to 21.11% for the second quarter of 2021. The following items impacted the second quarter 2022 and 2021 tax calculations:
•Solar energy tax credits of $702,000 compared to $1.3 million.
•Federal low-income housing tax credits of $135,000 in each quarterly calculation.
•New markets tax credits of $75,000 in each quarterly calculation.
•Historic rehabilitation tax credits of $63,000 compared to $123,000.

•Tax-exempt interest income as a percentage of pre-tax income of 11.05% compared to 8.49%.
•Tax expense of $43,000 compared to a tax benefit of $150,000 resulting from the vesting of restricted stock units.

Total Assets, Total Loans and Total Deposits

Total assets were $19.66 billion at June 30, 2022, an increase of $383.9 million or 2% from $19.27 billion at year-end 2021. Securities represented 37% and 40% of total assets at June 30, 2022, and December 31, 2021, respectively.

Total loans held to maturity were $10.68 billion at June 30, 2022, compared to $9.95 billion at December 31, 2021, which was an increase of $723.6 million or 7%. Excluding total PPP loans, loans increased $551.9 million or 5% since March 31, 2022 and $900.5 million or 9% since December 31, 2021.

Significant changes by loan category at June 30, 2022 compared to March 31, 2022 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $210.7 million or 4% to $5.37 billion compared to $5.15 billion.
•PPP loans originated in 2020 ("PPP I") decreased $2.9 million or 51%. PPP loans originated in 2021 ("PPP II") decreased $48.1 million or 70%.
•Excluding total PPP loans, commercial and business lending increased $261.8 million or 5% to $5.34 billion from $5.08 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $162.5 million or 5% to $3.17 billion compared to $3.00 billion.
•Agricultural and agricultural real estate loans increased $70.3 million or 9% to $836.7 million compared to $766.4 million.
•Consumer loans increased $37.3 million or 9% to $464.1 million from $426.8 million.

Significant changes by loan category at June 30, 2022 compared to December 31, 2021 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $280.1 million or 6% to $5.37 billion compared to $5.09 billion.
•PPP I loans decreased $24.3 million or 90%. PPP II loans decreased $152.5 million or 88%.
•Excluding total PPP loans, commercial and business lending increased $456.9 million or 9% to $5.34 billion from $4.89 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $300.1 million or 10% to $3.17 billion compared to $2.87 billion.
•Agricultural and agricultural real estate loans increased $83.0 million or 11% to $836.7 million compared to $753.8 million.
•Consumer loans increased $44.6 million or 11% to $464.1 million from $419.5 million.

Total deposits were $17.23 billion as of June 30, 2022, compared to $16.42 billion at December 31, 2021. Significant deposit changes by category at June 30, 2022 compared to December 31, 2021 included:
•Demand deposits decreased $408.0 million or 6% to $6.09 billion compared to $6.50 billion.
•Savings deposits increased $1.16 billion or 13% to $10.06 billion from $8.90 billion.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the second quarter of 2022 was $1.5 million, which was an increase of $8.0 million from a provision benefit of $6.5 million recorded in the second quarter of 2021. The provision expense for the second quarter of 2022 compared to the second quarter of 2021 was impacted by several factors, including:
•loan growth exclusive of PPP loans totaling $551.9 million compared to $287.7 million,
•decrease in nonperforming loans of $22.4 million to $63.0 million or 0.59% of total loans compared to $85.4 million or 0.85% of total loans at June 30, 2021,
•nonpass loans declined to 5.8% of total loans compared to 10.4% of total loans at June 30, 2021, and

•loans delinquent 30-89 days as a percent of total loans fell to 0.06% compared to 0.17% at June 30, 2021.

The allowance for credit losses for loans totaled $101.4 million and $110.1 million at June 30, 2022, and December 31, 2021, respectively. The following items impacted the allowance for credit losses for loans for the six months ended June 30, 2022:
•Provision expense for the six months ended June 30, 2022, totaled $4.2 million.
•Net charge offs of $12.9 million were recorded for the first six months of 2022.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments totaled $17.8 million at June 30, 2022, which was an increase of $2.3 million from $15.5 million at December 31, 2021. Unfunded commitments increased $628.7 million to $4.46 billion at June 30, 2022 compared to $3.83 billion at December 31, 2021.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $3.2 million for the second quarter of 2022 compared to provision benefit of $7.1 million for the second quarter of 2021. The total allowance for lending related credit losses was $119.1 million or 1.12% of total loans at June 30, 2022, compared to $125.6 million or 1.26% of total loans as of December 31, 2021.

Nonperforming Assets

Nonperforming assets decreased $4.4 million or 6% to $67.5 million or 0.34% of total assets at June 30, 2022, compared to $71.9 million or 0.37% of total assets at December 31, 2021. Nonperforming loans were $63.0 million or 0.59% of total loans at June 30, 2022, compared to $69.9 million or 0.70% of total loans at December 31, 2021. At June 30, 2022, loans delinquent 30-89 days were 0.06% of total loans compared to 0.07% of total loans at December 31, 2021.

Non-GAAP Financial Measures
This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
Conference Call Details
HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join via webcast, please visit https://ir.htlf.com/news-and-events/event-calendar/default.aspx 10 minutes prior to the call. A replay will be available until July 23, 2023, by logging on to www.htlf.com.

About HTLF
Heartland Financial USA, Inc., operating under the brand name HTLF, is a financial services company with assets of $19.66 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference) contains, and future oral and written statements of HTLF and its management may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of HTLF's operations or performance, and may be based upon beliefs, expectations and assumptions of HTLF's management. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of HTLF and its management. Although HTLF may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of HTLF to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which HTLF currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of HTLF’s Annual Report on Form 10-K for the year ended December 31, 2021, include, among others:
•Coronavirus Disease 2019 ("COVID-19") Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;

•Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political and competitive forces impacting our business;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect HTLF’s customers and the economies where they operate. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in HTLF's filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Interest Income
Interest and fees on loans	$108,718	$111,915	$211,087	$224,354
Interest on securities:
Taxable	38,098	31,546	70,718	61,989
Nontaxable	5,508	4,561	11,710	9,064
Interest on federal funds sold	—	—	—	1
Interest on deposits with other banks and short-term investments	563	60	634	126
Total Interest Income	152,887	148,082	294,149	295,534
Interest Expense
Interest on deposits	6,530	3,790	9,507	8,185
Interest on short-term borrowings	88	98	134	250
Interest on other borrowings	3,808	2,976	7,368	6,276
Total Interest Expense	10,426	6,864	17,009	14,711
Net Interest Income	142,461	141,218	277,140	280,823
Provision (benefit) for credit losses	3,246	(7,080)	6,491	(7,728)
Net Interest Income After Provision (Benefit) for Credit Losses	139,215	148,298	270,649	288,551
Noninterest Income
Service charges and fees	18,066	15,132	33,317	28,803
Loan servicing income	834	873	1,120	1,711
Trust fees	5,679	6,039	11,758	11,816
Brokerage and insurance commissions	839	865	1,708	1,718
Securities gains/(losses), net	(2,089)	2,842	783	2,812
Unrealized gain/ (loss) on equity securities, net	(121)	83	(404)	(27)
Net gains on sale of loans held for sale	2,901	4,753	6,312	11,173
Valuation adjustment on servicing rights	—	(526)	1,658	391
Income on bank owned life insurance	523	937	1,047	1,766
Other noninterest income	7,907	2,166	11,809	3,318
Total Noninterest Income	34,539	33,164	69,108	63,481
Noninterest Expense
Salaries and employee benefits	64,032	57,332	130,206	116,394
Occupancy	7,094	7,399	14,456	15,317
Furniture and equipment	3,033	3,501	6,552	6,594
Professional fees	15,987	16,237	31,143	29,727
Advertising	1,283	1,649	2,838	3,118
Core deposit and customer relationship intangibles amortization	2,083	2,415	4,137	4,931
Other real estate and loan collection expenses, net	78	414	273	549
(Gain)/loss on sales/valuations of assets, net	(3,230)	183	(3,184)	377
Acquisition, integration and restructuring costs	2,412	210	2,988	3,138
Partnership investment in tax credit projects	737	1,345	814	1,380
Other noninterest expenses	12,970	12,691	27,053	24,274
Total Noninterest Expense	106,479	103,376	217,276	205,799
Income Before Income Taxes	67,275	78,086	122,481	146,233
Income taxes	15,402	16,481	27,519	31,814
Net Income	51,873	61,605	94,962	114,419
Preferred dividends	(2,012)	(2,012)	(4,025)	(4,025)
Net Income Available to Common Stockholders	$49,861	$59,593	$90,937	$110,394
Earnings per common share-diluted	$1.17	$1.41	$2.14	$2.61
Weighted average shares outstanding-diluted	42,565,391	42,359,873	42,562,639	42,357,133

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Interest Income
Interest and fees on loans	$108,718	$102,369	$107,721	$112,062	$111,915
Interest on securities:
Taxable	38,098	32,620	30,637	32,384	31,546
Nontaxable	5,508	6,202	5,595	4,609	4,561
Interest on federal funds sold	—	—	—	—	—
Interest on deposits with other banks and short-term investments	563	71	86	132	60
Total Interest Income	152,887	141,262	144,039	149,187	148,082
Interest Expense
Interest on deposits	6,530	2,977	3,168	3,444	3,790
Interest on short-term borrowings	88	46	123	98	98
Interest on other borrowings	3,808	3,560	3,554	3,102	2,976
Total Interest Expense	10,426	6,583	6,845	6,644	6,864
Net Interest Income	142,461	134,679	137,194	142,543	141,218
Provision (benefit) for credit losses	3,246	3,245	(5,313)	(4,534)	(7,080)
Net Interest Income After Provision (Benefit) for Credit Losses	139,215	131,434	142,507	147,077	148,298
Noninterest Income
Service charges and fees	18,066	15,251	15,349	15,551	15,132
Loan servicing income	834	286	781	784	873
Trust fees	5,679	6,079	6,380	6,221	6,039
Brokerage and insurance commissions	839	869	962	866	865
Securities gains/(losses), net	(2,089)	2,872	1,563	1,535	2,842
Unrealized gain/ (loss) on equity securities, net	(121)	(283)	(27)	112	83
Net gains on sale of loans held for sale	2,901	3,411	4,151	5,281	4,753
Valuation adjustment on servicing rights	—	1,658	502	195	(526)
Income on bank owned life insurance	523	524	1,056	940	937
Other noninterest income	7,907	3,902	2,013	1,239	2,166
Total Noninterest Income	34,539	34,569	32,730	32,724	33,164
Noninterest Expense
Salaries and employee benefits	64,032	66,174	63,031	60,689	57,332
Occupancy	7,094	7,362	7,282	7,366	7,399
Furniture and equipment	3,033	3,519	3,364	3,365	3,501
Professional fees	15,987	15,156	17,631	17,242	16,237
Advertising	1,283	1,555	2,218	1,921	1,649
Core deposit and customer relationship intangibles amortization	2,083	2,054	2,169	2,295	2,415
Other real estate and loan collection expenses, net	78	195	363	78	414
(Gain)/loss on sales/valuations of assets, net	(3,230)	46	214	(3)	183
Acquisition, integration and restructuring costs	2,412	576	1,989	204	210
Partnership investment in tax credit projects	737	77	2,549	2,374	1,345
Other noninterest expenses	12,970	14,083	14,576	15,096	12,691
Total Noninterest Expense	106,479	110,797	115,386	110,627	103,376
Income Before Income Taxes	67,275	55,206	59,851	69,174	78,086
Income taxes	15,402	12,117	10,271	13,250	16,481
Net Income	51,873	43,089	49,580	55,924	61,605
Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,012)
Net Income Available to Common Stockholders	$49,861	$41,076	$47,568	$53,911	$59,593
Earnings per common share-diluted	$1.17	$0.97	$1.12	$1.27	$1.41
Weighted average shares outstanding-diluted	42,565,391	42,540,953	42,479,442	42,415,993	42,359,873

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Assets
Cash and due from banks	$221,077	$198,559	$163,895	$192,247	$208,702
Interest bearing deposits with other banks and short-term investments	163,717	406,343	271,704	135,158	240,426
Cash and cash equivalents	384,794	604,902	435,599	327,405	449,128
Time deposits in other financial institutions	1,855	2,894	2,894	3,138	3,138
Securities:
Carried at fair value	7,106,218	7,025,243	7,530,374	7,449,936	6,543,978
Held to maturity, at cost, less allowance for credit losses	81,939	81,785	84,709	85,354	85,439
Other investments, at cost	85,899	82,751	82,567	83,332	76,809
Loans held for sale	18,803	22,685	21,640	37,078	33,248
Loans:
Held to maturity	10,678,218	10,177,385	9,954,572	9,854,907	10,012,014
Allowance for credit losses	(101,353)	(100,522)	(110,088)	(117,533)	(120,726)
Loans, net	10,576,865	10,076,863	9,844,484	9,737,374	9,891,288
Premises, furniture and equipment, net	206,818	213,752	215,827	221,996	226,358
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	28,851	30,934	32,988	35,157	37,452
Servicing rights, net	8,288	8,102	6,890	6,351	6,201
Cash surrender value on life insurance	192,474	192,267	191,722	190,576	189,619
Other real estate, net	4,528	1,422	1,927	4,744	6,314
Other assets	385,062	311,274	246,923	237,779	246,029
Total Assets	$19,658,399	$19,230,879	$19,274,549	$18,996,225	$18,371,006
Liabilities and Equity
Liabilities
Deposits:
Demand	$6,087,304	$6,376,249	$6,495,326	$6,537,722	$6,299,289
Savings	10,059,678	9,236,427	8,897,909	8,416,204	8,189,223
Time	1,078,568	1,054,008	1,024,020	1,068,317	1,126,606
Total deposits	17,225,550	16,666,684	16,417,255	16,022,243	15,615,118
Short-term borrowings	97,749	107,372	131,597	265,620	152,563
Other borrowings	372,538	372,290	372,072	371,765	271,244
Accrued expenses and other liabilities	188,494	152,676	171,447	164,345	172,295
Total Liabilities	17,884,331	17,299,022	17,092,371	16,823,973	16,211,220
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,439	42,370	42,275	42,250	42,245
Capital surplus	1,076,766	1,073,048	1,071,956	1,068,913	1,066,765
Retained earnings	1,031,076	992,655	962,994	926,834	883,484
Accumulated other comprehensive income (loss)	(486,918)	(286,921)	(5,752)	23,550	56,587
Total Equity	1,774,068	1,931,857	2,182,178	2,172,252	2,159,786
Total Liabilities and Equity	$19,658,399	$19,230,879	$19,274,549	$18,996,225	$18,371,006

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Average Balances
Assets	$19,559,091	$19,229,872	$19,151,691	$18,608,775	$18,293,756
Loans, net of unearned	10,477,368	10,043,594	9,886,027	9,920,047	10,072,071
Deposits	17,044,479	16,459,378	16,265,476	15,817,778	15,576,345
Earning assets	17,987,734	17,757,067	17,681,917	17,123,824	16,819,978
Interest bearing liabilities	11,575,319	10,453,400	10,207,255	9,881,350	9,871,302
Common equity	1,731,393	2,003,424	2,061,973	2,072,593	1,980,904
Total stockholders' equity	1,842,098	2,114,129	2,172,678	2,183,298	2,091,609
Tangible common equity (non-GAAP)(1)	1,125,543	1,395,488	1,451,950	1,460,309	1,366,285

Key Performance Ratios
Annualized return on average assets	1.06%	0.91%	1.03%	1.19%	1.35%
Annualized return on average common equity (GAAP)	11.55	8.32	9.15	10.32	12.07
Annualized return on average tangible common equity (non-GAAP)(1)	18.35	12.41	13.47	15.14	18.05
Annualized ratio of net charge-offs/(recoveries) to average loans	0.03	0.49	0.03	(0.05)	0.12
Annualized net interest margin (GAAP)	3.18	3.08	3.08	3.30	3.37
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.22	3.12	3.12	3.34	3.41
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.66	64.65	63.86	60.38	57.11

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Average Balances
Assets	$19,559,091	$18,293,756	$19,395,391	$18,130,148
Loans, net of unearned	10,477,368	10,072,071	10,261,679	10,012,443
Deposits	17,044,479	15,576,345	16,753,544	15,311,921
Earning assets	17,987,734	16,819,978	17,873,037	16,641,045
Interest bearing liabilities	11,575,319	9,871,302	11,017,459	9,894,103
Common equity	1,731,393	1,980,904	1,866,657	1,972,337
Total stockholders' equity	1,842,098	2,091,609	1,977,362	2,083,042
Tangible common stockholders' equity	1,125,543	1,366,285	1,259,769	1,356,333

Key Performance Ratios
Annualized return on average assets	1.06%	1.35%	0.99%	1.27%
Annualized return on average common equity (GAAP)	11.55	12.07	9.82	11.29
Annualized return on average tangible common equity (non-GAAP)(1)	18.35	18.05	15.08	16.99
Annualized ratio of net charge-offs/(recoveries) to average loans	0.03	0.12	0.25	0.09
Annualized net interest margin (GAAP)	3.18	3.37	3.13	3.40
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.22	3.41	3.17	3.45
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.66	57.11	61.02	56.86

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Common Share Data
Book value per common share	$39.19	$42.98	$49.00	$48.79	$48.50
Tangible book value per common share (non-GAAP)(1)	$24.94	$28.66	$34.59	$34.33	$33.98
Common shares outstanding, net of treasury stock	42,439,439	42,369,908	42,275,264	42,250,092	42,245,452
Tangible common equity ratio (non-GAAP)(1)	5.56%	6.52%	7.84%	7.89%	8.08%

Other Selected Trend Information
Effective tax rate	22.89%	21.95%	17.16%	19.15%	21.11%
Full time equivalent employees	2,087	2,208	2,249	2,163	2,091

Loans Held to Maturity
Commercial and industrial	$3,059,519	$2,814,513	$2,645,085	$2,538,369	$2,518,908
Paycheck Protection Program ("PPP")	23,031	74,065	199,883	409,247	829,175
Owner occupied commercial real estate	2,282,833	2,266,076	2,240,334	2,135,227	1,940,134
Commercial and business lending	5,365,383	5,154,654	5,085,302	5,082,843	5,288,217
Non-owner occupied commercial real estate	2,321,718	2,161,761	2,010,591	2,020,487	1,987,369
Real estate construction	845,045	842,483	856,119	814,001	854,295
Commercial real estate lending	3,166,763	3,004,244	2,866,710	2,834,488	2,841,664
Total commercial lending	8,532,146	8,158,898	7,952,012	7,917,331	8,129,881
Agricultural and agricultural real estate	836,703	766,443	753,753	684,670	679,608
Residential mortgage	845,270	825,242	829,283	840,356	800,884
Consumer	464,099	426,802	419,524	412,550	401,641
Total loans held to maturity	$10,678,218	$10,177,385	$9,954,572	$9,854,907	$10,012,014

Total unfunded loan commitments	$4,458,874	$4,130,316	$3,830,219	$3,583,417	$3,433,062

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Allowance for Credit Losses-Loans
Balance, beginning of period	$100,522	$110,088	$117,533	$120,726	$130,172
Provision (benefit) for credit losses	1,545	2,628	(6,808)	(4,448)	(6,466)
Charge-offs	(1,473)	(13,217)	(1,953)	(1,167)	(3,497)
Recoveries	759	1,023	1,316	2,422	517
Balance, end of period	$101,353	$100,522	$110,088	$117,533	$120,726

Allowance for Unfunded Commitments
Balance, beginning of period	$16,079	$15,462	$13,967	$14,002	$14,619
Provision (benefit) for credit losses	1,701	617	1,495	(35)	(617)
Balance, end of period	$17,780	$16,079	$15,462	$13,967	$14,002

Allowance for lending related credit losses	$119,133	$116,601	$125,550	$131,500	$134,728

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$1,545	$2,628	$(6,808)	$(4,448)	$(6,466)
Provision (benefit) for credit losses-unfunded commitments	1,701	617	1,495	(35)	(617)
Provision (benefit) for credit losses-held to maturity securities	—	—	—	(51)	3
Total provision (benefit) for credit losses	$3,246	$3,245	$(5,313)	$(4,534)	$(7,080)

Asset Quality
Nonaccrual loans	$62,909	$64,174	$69,369	$82,375	$85,268
Loans past due ninety days or more	95	246	550	861	97
Other real estate owned	4,528	1,422	1,927	4,744	6,314
Other repossessed assets	—	34	43	166	50
Total nonperforming assets	$67,532	$65,876	$71,889	$88,146	$91,729

Performing troubled debt restructured loans	$1,350	$882	$817	$1,817	$2,122

Nonperforming Assets Activity
Balance, beginning of period	$65,876	$71,889	$88,146	$91,729	$98,364
Net loan (charge offs)/recoveries	(714)	(12,194)	(637)	1,255	(2,980)
New nonperforming loans	8,590	15,832	5,886	6,908	7,989
Reduction of nonperforming loans(1)	(5,244)	(8,448)	(18,429)	(8,581)	(10,948)
Net OREO/repossessed assets sales proceeds and losses	(976)	(1,203)	(3,077)	(3,165)	(696)
Balance, end of period	$67,532	$65,876	$71,889	$88,146	$91,729

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.59%	0.63%	0.70%	0.84%	0.85%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.60	0.64	0.71	0.86	0.87
Ratio of nonperforming assets to total assets	0.34	0.34	0.37	0.46	0.50
Annualized ratio of net loan charge-offs/(recoveries) to average loans	0.03	0.49	0.03	(0.05)	0.12
Allowance for loan credit losses as a percent of loans	0.95	0.99	1.11	1.19	1.21
Allowance for lending related credit losses as a percent of loans	1.12	1.15	1.26	1.33	1.35
Allowance for loan credit losses as a percent of nonperforming loans	160.87	156.04	157.45	141.20	141.42
Loans delinquent 30-89 days as a percent of total loans	0.06	0.10	0.07	0.12	0.17

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,419,615	$38,098	2.38%	$6,501,664	$32,620	2.03%	$5,862,683	$31,546	2.16%
Nontaxable(1)	915,880	6,972	3.05	1,106,951	7,851	2.88	740,601	5,773	3.13
Total securities	7,335,495	45,070	2.46	7,608,615	40,471	2.16	6,603,284	37,319	2.27
Interest on deposits with other banks and short-term investments	277,773	563	0.81	216,451	71	0.13	271,891	60	0.09
Federal funds sold	—	—	—	11	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	3,002,822	30,441	4.07	2,744,336	27,053	4.00	2,469,742	28,562	4.64
PPP loans	41,370	1,801	17.46	132,050	4,323	13.28	1,047,559	11,186	4.28
Owner occupied commercial real estate	2,294,524	22,863	4.00	2,243,522	21,278	3.85	1,858,891	20,097	4.34
Non-owner occupied commercial real estate	2,179,048	22,871	4.21	2,060,548	21,163	4.17	1,980,374	21,734	4.40
Real estate construction	878,555	10,015	4.57	847,250	9,276	4.44	815,738	9,212	4.53
Agricultural and agricultural real estate	782,610	7,933	4.07	745,348	7,006	3.81	672,560	7,267	4.33
Residential mortgage	849,174	8,358	3.95	843,881	8,085	3.89	827,291	9,255	4.49
Consumer	449,265	4,949	4.42	426,659	4,655	4.42	399,916	5,152	5.17
Less: allowance for credit losses-loans	(102,902)	—	—	(111,604)	—	—	(127,268)	—	—
Net loans	10,374,466	109,231	4.22	9,931,990	102,839	4.20	9,944,803	112,465	4.54
Total earning assets	17,987,734	154,864	3.45%	17,757,067	143,381	3.27%	16,819,978	149,844	3.57%
Nonearning Assets	1,571,357			1,472,805			1,473,778
Total Assets	$19,559,091			$19,229,872			$18,293,756
Interest Bearing Liabilities
Savings	$9,995,497	$5,372	0.22%	$8,889,950	$2,394	0.11%	$8,234,151	$2,233	0.11%
Time deposits	1,088,765	1,158	0.43	1,071,675	583	0.22	1,171,266	1,557	0.53
Short-term borrowings	118,646	88	0.30	119,588	46	0.16	169,822	98	0.23
Other borrowings	372,411	3,808	4.10	372,187	3,560	3.88	296,063	2,976	4.03
Total interest bearing liabilities	11,575,319	10,426	0.36%	10,453,400	6,583	0.26%	9,871,302	6,864	0.28%
Noninterest Bearing Liabilities
Noninterest bearing deposits	5,960,217			6,497,753			6,170,928
Accrued interest and other liabilities	181,457			164,590			159,917
Total noninterest bearing liabilities	6,141,674			6,662,343			6,330,845
Equity	1,842,098			2,114,129			2,091,609
Total Liabilities and Equity	$19,559,091			$19,229,872			$18,293,756
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$144,438			$136,798			$142,980
Net interest spread(1)			3.09%			3.01%			3.29%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.22%			3.12%			3.41%
Interest bearing liabilities to earning assets	64.35%			58.87%			58.69%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,460,412	$70,718	2.21%	$5,778,333	$61,989	2.16%
Nontaxable(1)	1,010,888	14,823	2.96	735,636	11,473	3.15
Total securities	7,471,300	85,541	2.31%	6,513,969	73,462	2.27%
Interest bearing deposits with other banks and other short-term investments	247,281	634	0.52	238,376	126	0.11
Federal funds sold	6	—	—	6,971	1	0.03
Loans:(2)
Commercial and industrial(1)	2,874,694	57,494	4.03%	2,485,210	56,784	4.61%
PPP loans	86,460	6,124	14.28	1,020,190	21,335	4.22
Owner occupied commercial real estate	2,268,963	44,141	3.92	1,818,932	39,662	4.40
Non-owner occupied commercial real estate	2,119,925	44,034	4.19	1,958,938	43,855	4.51
Real estate construction	862,989	19,291	4.51	811,053	18,910	4.70
Agricultural and agricultural real estate	764,082	14,939	3.94	676,895	15,318	4.56
Residential mortgage	846,542	16,443	3.92	838,545	19,085	4.59
Consumer	438,024	9,604	4.42	402,680	10,519	5.27
Less: allowance for credit losses-loans	(107,229)	—	—	(130,714)	—	—
Net loans	10,154,450	212,070	4.21	9,881,729	225,468	4.60
Total earning assets	17,873,037	298,245	3.37%	16,641,045	299,057	3.62%
Nonearning Assets	1,522,354			1,489,103
Total Assets	$19,395,391			$18,130,148
Interest Bearing Liabilities
Savings	$9,445,778	$7,766	0.17%	$8,133,787	$4,663	0.12%
Time deposits	1,080,267	1,741	0.32	1,202,301	3,522	0.59
Short-term borrowings	119,115	134	0.23	204,735	250	0.25
Other borrowings	372,299	7,368	3.99	353,280	6,276	3.58
Total interest bearing liabilities	11,017,459	17,009	0.31%	9,894,103	14,711	0.30%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,227,499			5,975,833
Accrued interest and other liabilities	173,071			177,170
Total noninterest bearing liabilities	6,400,570			6,153,003
Stockholders' Equity	1,977,362			2,083,042
Total Liabilities and Stockholders' Equity	$19,395,391			$18,130,148
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$281,236			$284,346
Net interest spread(1)			3.06%			3.32%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.17%			3.45%
Interest bearing liabilities to earning assets	61.64%			59.46%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$49,861	$41,076	$47,568	$53,911	$59,593
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,645	1,623	1,713	1,814	1,907
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$51,506	$42,699	$49,281	$55,725	$61,500

Average common equity (GAAP)	$1,731,393	$2,003,424	$2,061,973	$2,072,593	$1,980,904
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	29,845	31,931	34,018	36,279	38,614
Average tangible common equity (non-GAAP)	$1,125,543	$1,395,488	$1,451,950	$1,460,309	$1,366,285
Annualized return on average common equity (GAAP)	11.55%	8.32%	9.15%	10.32%	12.07%
Annualized return on average tangible common equity (non-GAAP)	18.35%	12.41%	13.47%	15.14%	18.05%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$142,461	$134,679	$137,194	$142,543	$141,218
Plus tax-equivalent adjustment(1)	1,977	2,119	1,975	1,714	1,762
Net interest income, fully tax-equivalent (non-GAAP)	$144,438	$136,798	$139,169	$144,257	$142,980

Average earning assets	$17,987,734	$17,757,067	$17,681,917	$17,123,824	$16,819,978

Annualized net interest margin (GAAP)	3.18%	3.08%	3.08%	3.30%	3.37%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.22	3.12	3.12	3.34	3.41
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.07	0.05	0.05	0.08	0.09

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,663,363	$1,821,152	$2,071,473	$2,061,547	$2,049,081
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	28,851	30,934	32,988	35,157	37,452
Tangible common equity (non-GAAP)	$1,058,507	$1,214,213	$1,462,480	$1,450,385	$1,435,624

Common shares outstanding, net of treasury stock	42,439,439	42,369,908	42,275,264	42,250,092	42,245,452
Common equity (book value) per share (GAAP)	$39.19	$42.98	$49.00	$48.79	$48.50
Tangible book value per common share (non-GAAP)	$24.94	$28.66	$34.59	$34.33	$33.98

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,058,507	$1,214,213	$1,462,480	$1,450,385	$1,435,624

Total assets (GAAP)	$19,658,399	$19,230,879	$19,274,549	$18,996,225	$18,371,006
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	28,851	30,934	32,988	35,157	37,452
Total tangible assets (non-GAAP)	$19,053,543	$18,623,940	$18,665,556	$18,385,063	$17,757,549
Tangible common equity ratio (non-GAAP)	5.56%	6.52%	7.84%	7.89%	8.08%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Net interest income (GAAP)	$142,461	$134,679	$137,194	$142,543	$141,218
Tax-equivalent adjustment(1)	1,977	2,119	1,975	1,714	1,762
Fully tax-equivalent net interest income	144,438	136,798	139,169	144,257	142,980
Noninterest income	34,539	34,569	32,730	32,724	33,164
Securities (gains)/losses, net	2,089	(2,872)	(1,563)	(1,535)	(2,842)
Unrealized (gain)/loss on equity securities, net	121	283	27	(112)	(83)
Valuation adjustment on servicing rights	—	(1,658)	(502)	(195)	526
Adjusted revenue (non-GAAP)	$181,187	$167,120	$169,861	$175,139	$173,745

Total noninterest expenses (GAAP)	$106,479	$110,797	$115,386	$110,627	$103,376
Less:
Core deposit and customer relationship intangibles amortization	2,083	2,054	2,169	2,295	2,415
Partnership investment in tax credit projects	737	77	2,549	2,374	1,345
(Gain)/loss on sales/valuation of assets, net	(3,230)	46	214	(3)	183
Acquisition, integration and restructuring costs	2,412	576	1,989	204	210
Adjusted noninterest expenses (non-GAAP)	$104,477	$108,044	$108,465	$105,757	$99,223
Efficiency ratio, fully tax-equivalent (non-GAAP)	57.66%	64.65%	63.86%	60.38%	57.11%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$275	$340	$—	$—	$44
Occupancy	—	—	—	—	1
Furniture and equipment	—	—	—	7	41
Professional fees	1,779	236	1,989	145	63
Advertising	156	—	—	11	6
(Gain)/loss on sales/valuations of assets, net	—	—	—	39	—
Other noninterest expenses	202	—	—	2	55
Total acquisition, integration and restructuring costs	$2,412	$576	$1,989	$204	$210
After tax impact on diluted earnings per common share(1)	$0.04	$0.01	$0.05	$—	$—

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$49,861	$59,593	$90,937	$110,394
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,645	1,907	3,268	3,895
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$51,506	$61,500	$94,205	$114,289

Average common equity (GAAP)	$1,731,393	$1,980,904	$1,866,657	$1,972,337
Less average goodwill	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	29,845	38,614	30,883	39,999
Average tangible common equity (non-GAAP)	$1,125,543	$1,366,285	$1,259,769	$1,356,333
Annualized return on average common equity (GAAP)	11.55%	12.07%	9.82%	11.29%
Annualized return on average tangible common equity (non-GAAP)	18.35%	18.05%	15.08%	16.99%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$142,461	$141,218	$277,140	$280,823
Plus tax-equivalent adjustment(1)	1,977	1,762	4,096	3,523
Net interest income, fully tax-equivalent (non-GAAP)	$144,438	$142,980	$281,236	$284,346

Average earning assets	$17,987,734	$16,819,978	$17,873,037	$16,641,045

Annualized net interest margin (GAAP)	3.18%	3.37%	3.13%	3.40%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.22	3.41	3.17	3.45
Purchase accounting discount amortization on loans included in annualized net interest margin	0.07	0.09	0.06	0.11

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net interest income (GAAP)	$142,461	$141,218	$277,140	$280,823
Tax-equivalent adjustment(1)	1,977	1,762	4,096	3,523
Fully tax-equivalent net interest income	144,438	142,980	281,236	284,346
Noninterest income	34,539	33,164	69,108	63,481
Securities (gains)/losses, net	2,089	(2,842)	(783)	(2,812)
Unrealized (gain)/loss on equity securities, net	121	(83)	404	27
Valuation adjustment on servicing rights	—	526	(1,658)	(391)
Adjusted revenue (non-GAAP)	$181,187	$173,745	$348,307	$344,651

Total noninterest expenses (GAAP)	$106,479	$103,376	$217,276	$205,799
Less:
Core deposit and customer relationship intangibles amortization	2,083	2,415	4,137	4,931
Partnership investment in tax credit projects	737	1,345	814	1,380
(Gain)/loss on sales/valuation of assets, net	(3,230)	183	(3,184)	377
Acquisition, integration and restructuring costs	2,412	210	2,988	3,138
Adjusted noninterest expenses (non-GAAP)	$104,477	$99,223	$212,521	$195,973
Efficiency ratio, fully tax-equivalent (non-GAAP)	57.66%	57.11%	61.02%	56.86%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$275	$44	$615	$578
Occupancy	—	1	—	10
Furniture and equipment	—	41	—	648
Professional fees	1,779	63	2,015	733
Advertising	156	6	156	162
(Gain)/loss on sales/valuations of assets, net	—	—	—	—
Other noninterest expenses	202	55	202	1,007
Total acquisition, integration and restructuring costs	$2,412	$210	$2,988	$3,138
After tax impact on diluted earnings per common share(1)	$0.04	$—	$0.06	$0.06

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.